UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2009

Date of Report (date of earliest event reported)

Intraware, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No. )

25 Orinda Way

Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As described in further detail below under Item 8.01 of this Current Report on Form 8-K, on January 7, 2009, Intraware, Inc. (the “Company”) closed the previously announced merger (the “Merger”) between the Company and Indians Merger Corp. (“Merger Sub”), a wholly-owned direct subsidiary of Acresso Software Inc. (“Acresso”). Effective upon the closing of the Merger, all of the existing directors of the Company resigned as members of the Board of Directors of the Company.

(e) On January 5, 2009, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved bonus payments for the Company’s third and fourth quarters of fiscal year 2009 under the Company’s 2009 Performance Bonus Plan (the “Plan”) for its named executive officers and certain other employees of the Company. The bonus amounts were based primarily on the achievement of specific performance targets related to the Company’s financial and operating results with respect to such quarters. The bonus payments made with respect to the fourth quarter of fiscal year 2009 were made on a pro rated basis based on the completed portion of such quarter and the Company’s projected quarterly performance based on its results as of the approval date. In addition, the Compensation Committee determined that those portions of the amounts that were previously awarded to the Company’s named executive officers under the Plan for the first and second quarters of fiscal year 2009 but for which payment had previously been withheld pending the Company’s financial and operating results for fiscal year 2009 (the “Holdback Amounts”) were payable in accordance with the terms of the Plan.

The following table sets forth the approved bonus amounts and Holdback Amounts for the Company’s named executive officers:

Named Executive Officer	Position	Third Quarter FY 2009	Fourth Quarter FY 2009	Holdback Amounts
Peter H. Jackson	President and Chief Executive Officer	$30,202	$10,563	$5,003
Wendy A. Nieto	Executive Vice President and Chief Financial Officer	$23,625	$8,313	$3,938
Justin Benson	Senior Vice President of Business Development and Sales	$20,000	$7,037	$3,333

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2008, the Compensation Committee has adopted an Employee Retention Plan in connection with the Merger. On January 5, 2009, the Compensation Committee allocated a payment of $25,000 to Justin Benson, the Company’s Senior Vice President of Business Development and Sales, under the Employee Retention Plan, subject to the terms and conditions of the Employee Retention Plan.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On January 7, 2008 and in connection with the closing of the Merger, the Company caused the listing of its Common Stock to be withdrawn from The Nasdaq Stock Market. As a result of this delisting, shares of Common Stock of the Company will no longer trade on The Nasdaq Stock Market. In addition, the Company will no longer file periodic reports with the Securities and Exchange Commission as a result of the closing of the Merger.

Item 8.01	Other Events.

At a special meeting of stockholders held on January 6, 2009, the stockholders of the Company adopted the Agreement and Plan of Merger, dated as of October 20, 2008, by and among the Company, Acresso and Merger Sub, which provides for the Merger.

On January 7, 2009, the Company closed the Merger. Upon the closing of the Merger, shares of Common Stock and Series A Preferred Stock of the Company were canceled and automatically converted into the right to receive $4.00 in cash, without interest, and shares of Series B Preferred Stock of the Company were canceled and automatically converted into the right to receive $6,000.00 in cash, without interest, or $6.00 per share on an as converted to Common Stock basis.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2009	INTRAWARE, INC.

/s/ Wendy A. Nieto
Wendy A. Nieto
Chief Financial Officer